                                                                     Exhibit 4.3


THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 311 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 311(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 309 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

                             NDCHEALTH CORPORATION

                   10 1/2% Senior Subordinated Note due 2012

No. ____                                                 CUSIP No. _____________

$_____________


         NDCHEALTH CORPORATION, a Delaware corporation (the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of _________________________________, on December 1, 2012.

         Interest Rate:            10 1/2% per annum.

         Interest Payment Dates:   June 1 and December 1 of each year commencing
                                   June 1, 2003.

         Regular Record Dates:     May 15 and November 15 of each year.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:                                   NDCHEALTH CORPORATION
      ---------------------


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

         This is one of the 10 1/2% Senior Subordinated Notes due 2012 referred to in the within-mentioned Indenture.


                                             REGIONS BANK,
                                              as Trustee


Dated:                                       By:
       ---------------------                     -------------------------------
                                                 Authorized Signatory

                             NDCHEALTH CORPORATION

                   10 1/2% Senior Subordinated Note due 2012


1.       Principal and Interest; Subordination.
         --------------------------------------

         The Company will pay the principal of this Note on December 1, 2012. This Note shall represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon. The aggregate principal amount of outstanding Notes represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of this Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented hereby shall be made by the Trustee in accordance with instructions given by the Holder hereof as required by Section 311 of the Indenture.

         The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of 10 1/2% per annum.

         Interest will be payable semi-annually (to the Holders of record of the Notes (or any Predecessor Notes)) at the close of business on the May 15 or November 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing June 1, 2003.

         Interest on this Note will accrue from the most recent date to which interest has been paid on this Note or the Note surrendered in exchange herefor; or, if no interest has been paid, from November 26, 2002; provided that, if there is no existing Default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes.

         The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness, and this Note is issued subject to such provisions. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee its attorney-in-fact for such purpose.

2.       Method of Payment.
         ------------------

         The Company will pay interest (except defaulted interest) on the principal amount of the Notes on each June 1 and December 1 to the Persons who are Holders (as reflected in the Note Register at the close of business on the May 15 and November 15 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such Regular Record Date.

         The Company will pay principal (premium, if any) and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal (premium, if any) and interest by its check payable in such money. The Company may pay interest on the Notes either (a) by mailing a check for such interest to a Holder's registered address (as reflected in the Note Register) or (b) by wire transfer to an account located in the United States maintained by the payee. If a payment date is a date other than a Business Day at a Place of Payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.       Paying Agent and Note Registrar.
         --------------------------------

         Initially, the Trustee will act as Paying Agent and Note Registrar. The Company may change any Paying Agent or Note Registrar upon written notice thereto. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Note Registrar or co-registrar.

4.       Indenture; Limitations.
         -----------------------

         The Company issued the Notes under an Indenture dated as of November 26, 2002 (the "Indenture"), among the Company, the Subsidiary Guarantors and Regions Bank, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

         The Notes are unsecured senior subordinated obligations of the Company.

         The Company may, subject to Article Ten of the Indenture and applicable law, issue Additional Notes under the Indenture.

5.       Redemption.
         -----------

         Optional Redemption. The Notes may be redeemed at the option of the Company, in whole or in part, at any time and from time to time on or after December 1, 2007, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning December 1 of each of the years set forth below:

                                                Redemption
         Year                                     Price
         ----                                   ----------
         2007                                    105.250%
         2008                                    103.500%
         2009                                    101.750%
         2010 and thereafter                     100.000%

         At any time prior to December 1, 2007, the Notes may be redeemed at the option of the Company, in whole or in part, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed and (2) the sum of the present values of 105.250% of the principal amount of the Notes being redeemed and scheduled interest payments (excluding interest accrued and unpaid to the Redemption Date) on such Notes to and including December 1, 2007 discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, together in either case with accrued and unpaid interest, if any, to the Redemption Date.

         In addition to the optional redemption of the Notes in accordance with the provisions of the preceding paragraph, at any time prior to December 1, 2005, the Company may redeem up to 35% of the aggregate principal amount of the Notes (including the principal amount of any Additional Notes), within 60 days of one or more Equity Offerings with the net proceeds of such offerings, at 110.500% of the principal amount thereof, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant Regular Record Dates to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date); provided, however, that at least 65% of the aggregate principal amount of the Notes originally issued (including the principal amount of any Additional Notes) remains outstanding thereafter.

         If less than all the Notes are to be redeemed pursuant to the preceding two paragraphs, the Trustee shall select the Notes or portions thereof to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes being redeemed are listed, or if the Notes are not so listed, by such other method the Trustee shall deem fair and appropriate; provided that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $1,000; provided further that any such redemption pursuant to the provisions relating to a Equity Offering shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of DTC or any other depositary).

         Notice of a redemption will be mailed, first-class postage prepaid, at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder's last address as it appears in the Note Register. Notes in original denominations larger than $1,000 may be redeemed in part in integral multiples of $1,000. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

6.       Repurchase upon a Change in Control and Asset Sales.
         ----------------------------------------------------

         Upon the occurrence of (a) a Change in Control, the Holders of the Notes will have the right to require that the Company purchase such Holder's outstanding Notes, in whole or in part, at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase and (b) Asset Sales, the Company may be obligated to make offers to purchase Notes with a portion of the Net Cash Proceeds of such Asset Sales at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

7.       Denominations; Transfer; Exchange.
         ----------------------------------

         The Notes are in registered form without coupons, in denominations of $1,000 and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Note Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Note Registrar need not register the transfer or exchange of any Notes selected for redemption (except the unredeemed portion of any Note being redeemed in part).

8.       Persons Deemed Owners.
         ----------------------

         A Holder may be treated as the owner of a Note for all purposes.

9.       Unclaimed Money.
         ----------------

         If money for the payment of principal (premium, if any) or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.      Discharge Prior to Redemption or Maturity.
         ------------------------------------------

         If the Company irrevocably deposits, or causes to be deposited, with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of (premium, if any) and accrued interest on the Notes (a) to redemption or maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

11.      Amendment; Supplement; Waiver.
         ------------------------------

         Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not adversely affect the rights of any Holder.

12.      Restrictive Covenants.
         ----------------------

         The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) Indebtedness;
(ii) Restricted Payments; (iii) issuances and sales of Equity Interests of Restricted Subsidiaries; (iv) transactions with Affiliates; (v) Liens; (vi) purchase of Notes upon a Change in Control; (vii) disposition of proceeds of Asset Sales; (viii) guarantees of Indebtedness by Restricted Subsidiaries; (ix) dividend and other payment restrictions affecting Restricted Subsidiaries; (x) merger and certain transfers of assets; and (xi) limitation on Unrestricted Subsidiaries. Within 120 days after the end of each fiscal year, the Company must report to the Trustee on compliance with such limitations.

13.      Successor Persons.
         ------------------

         When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

14.      Remedies for Events of Default.
         -------------------------------

         If an Event of Default, as defined in the Indenture, occurs and is continuing (other than an Event of Default specified in clause (8) or (9) of Section 501 of the Indenture), the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Company or any of its Material Subsidiaries occurs and is continuing, the Notes automatically become immediately due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

15.      Note Guarantees.
         ----------------

         The Company's obligations under the Notes are fully, irrevocably and unconditionally guaranteed on a senior unsecured basis, to the extent set forth in the Indenture by each of the Subsidiary Guarantors.

16.      Subordination.
         --------------

         The payment of the Notes will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full in cash of all Senior Indebtedness.

17.      Trustee Dealings with Company.
         ------------------------------

         The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company and its Affiliates as if it were not the Trustee.

18.      Authentication.
         ---------------

         This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

19.      Abbreviations.
         --------------

         Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to NDCHealth Corporation, NDC Plaza, Atlanta, Georgia 30329-2010, Attention: Chief Financial Officer.

                                ASSIGNMENT FORM


                  To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                              ----------------------------------
                                                (Insert assignee's legal name)

--------------------------------------------------------------------------------
(Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)
and irrevocably appoint
                        --------------------------------------------------------

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
      ---------------------

                                   Your Signature:
                                                   -----------------------------
                                                   (Sign exactly as your name
                                                   appears on the face of this
                                                   Note)

Signature Guarantee*:
                      -----------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 1013 or 1014 of the Indenture, check the appropriate box below:

                     |_| Section 1013     |_| Section 1014

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 1013 or Section 1014 of the Indenture, state the amount you elect to have purchased:

$
 --------------------------


Date:
      ---------------------

         Your Signature:
                         ------------------------------------
(Sign exactly as your name appears on the face of this Note)

         Tax Identification No.:
                                 ----------------------------

Signature Guarantee*:
                      -------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).